UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 27, 2005

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO 63141

(Address of Principal Executive Offices) (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
    The information furnished pursuant to this Item 2.02, including the attached Exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

 On July 27, 2005, Energizer Holdings, Inc. issued a press release announcing financial and operating results for its third fiscal quarter ending June 30, 2005. This press release, which included the attached unaudited Statement of Earnings for the quarter, is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 8.01. OTHER EVENTS
    The Company’s Proxy Statement pursuant to Section 14(a) of the Securities Exchange Act of 1934 relating to its 2005 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on December 9, 2004, failed to include, in the table of fees paid to its independent accountant, PricewaterhouseCoopers LLP (“PWC”), $403,115 of audit fees and expenses for fiscal 2004, and $316,000 of audit fees and expenses for fiscal 2003, related to statutory audits for FY 04 and FY 03 conducted by PWC in 8 foreign countries, as well as PWC expenses in the ordinary course which were reimbursed by the Company as part of its fee arrangement. The 8 foreign subsidiaries for which the statutory audits were conducted were acquired by the Company as part of its acquisition of the Schick-Wilkinson Sword business in March of 2003, and the fees related to those audits were inadvertently overlooked when compiling fees for disclosure in the Proxy Statement. The table of fees, corrected to reflect the above mistakes, is as follows:

Fees Paid to PricewaterhouseCoopers LLP

	FY 04	FY 03
Audit Fees	$ 2,584,000	$ 2,155,000
Audit-Related Fees	$ 161,633	$ 220,900
Tax Fees
Tax Compliance/ preparation	$ 710,888	$ 691,000
Other Tax Services	$ 549,811	$ 233,000
Total Tax Fees	$ 1,260,699	$ 924,000
All Other Fees	$ 29,400	$ 172,400
Total Fees	$ 4,035,732	$ 3,472,300

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 27, 2005

ENERGIZER HOLDINGS, INC.

By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1   Earnings Release -- Third Quarter ended June 30, 2005.